SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2006

FREZER, INC.

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(Exact name of registrant as specified in its charter)

Nevada	000-51336	20-2777600

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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1010 University Avenue Suite 40  San Diego, CA          92103

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(Address of principal executive offices)             (zip code)

Registrant's telephone number, including area code -   (619) 702-1404

N/A

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(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act

      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

      Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

      Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. Entry into a Material Definitive Agreement.

On April 3, 2006, Frezer Inc. entered into an agreement with Collective Technologies whereby Collective Technologies, an engineering firm, will assist Frezer Inc. in the process of making structural design changes and re-engineering a cryo-storage unit to substantially increase the unit’s capacity.   It is Frezer, Inc.’s belief that the capacity of Frezer’s cryo-storage unit can be increased from its current capacity of approximately four thousand specimens to a capacity of as high as twenty thousand specimens.

As consideration for services to be rendered pursuant to the agreement, Collective Technologies will receive 20,000 restricted common shares of Frezer Inc. and shall be paid an hourly rate of one Hundred and Twenty Five Dollars ($125) per hour.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             FREZER, INC.

By:/s/ David Koos                                                --------------------------------

David Koos

Chief Executive Officer

Dated:  April 5, 2006

EXHIBIT INDEX

Exhibit Number                      Description

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Ex.10	Form of Agreement dated April 3, 2006 by and between Frezer, Inc. and collective Technologies

2